Altra Reports First-Quarter 2015 Results

BRAINTREE, Mass., April 30, 2015 - Altra Industrial Motion Corp. (Nasdaq:AIMC), a global manufacturer and marketer of electromechanical power transmission and motion control products, today announced unaudited financial results for the first quarter ended March 31, 2015.
Financial Highlights

•
First-quarter 2015 net sales were $193.4 million, compared with $210.1 million in the first quarter of 2014, a decrease of 7.9%. The decrease in net sales was driven by a 5.6% unfavorable impact from foreign exchange and an organic sales decline of 3.5%, partially offset by 1.2% of growth from an acquisition.

•
First-quarter net income was $9.4 million, or $0.36 per diluted share, compared with $11.4 million, or $0.41 per diluted share, in the first quarter of 2014. Non-GAAP net income in Q1 2015 decreased to $11.1 million, or $0.42 per diluted share, from $13.1 million, or $0.48 per diluted share, a year ago.*

•
The Company purchased $4.6 million in Altra stock, or approximately 171,000 shares, during the first quarter under its $50 million repurchase program. Since the program's inception in May 2014, the Company has purchased approximately $22.2 million, or 716,000 shares, under the program.

•	Reconciliation of Non-GAAP Net Income*:

	Quarter Ended	Quarter Ended
	March 31, 2015	March 31, 2014
Net income attributable to Altra Industrial Motion Corp.	9,398	11,365

Restructuring costs	1,756	—
Amortization of inventory fair value adjustment	—	2,151
Acquisition related expenses	738	426
Tax impact of above adjustments	(761)	(814)
Non-GAAP net income*	$11,131	$13,128
Non-GAAP diluted earnings per share*	$0.42	$0.48

Management Comments
"Altra’s first-quarter performance reflects the challenging global economic environment and end market sluggishness we projected at the beginning of the year,” said Carl Christenson, Altra's Chairman and CEO. “We continued to return capital to shareholders, buying back $4.6 million of Altra shares during the quarter through our stock repurchase program. To better align our cost, we initiated restructuring and other cost reduction activities across the Company which is reflected in our guidance. These cost reduction activities will be implemented as we progress through the year.”

Business Outlook
“We continue to face market and currency headwinds,” Christenson said. “We experienced greater than expected negative impact from foreign currency rate translation and the agriculture and mining end markets were weaker than we anticipated. The oil & gas end market remains challenging while the European and Russian economies appear to have stabilized."
"On a positive note, the wind and turf & garden end markets exceeded our expectations during the quarter. In addition, our strategic pricing initiatives and Bauer profit improvement actions are contributing to our margins as expected," stated Christenson. "Finally, we remain confident in our strategic growth initiatives and continue to invest in equipment and new product development."
As a result of the stronger than expected U.S. Dollar and the current economic environment, Altra is lowering and narrowing its forecast and now expects sales in the range of $760 to $780 million and non-GAAP diluted EPS guidance in the range of $1.60 to $1.75 for 2015. This guidance includes savings from the restructuring actions taken to date. The Company expects its tax rate for the full year to be approximately 30% to 32% before discrete items. Altra also expects capital expenditures in the range of $24 to $26 million and depreciation and amortization in the range of $30 to $32 million.*

The Company will conduct an investor conference call to discuss its unaudited first quarter financial results on May 1, 2015 at 10:00 a.m. ET. The public is invited to listen to the conference call by dialing (877) 407-8293 domestically or (201) 689-8349 for international access and asking to participate in the Altra conference call. A live webcast of the call will be available in the "Investor Relations" section of www.altramotion.com. Individuals may download charts that will be used during the call at www.altramotion.com under "Events and Presentations" in the Investor Relations section. The charts will be available after earnings are released. A replay of the recorded conference call will be available at the conclusion of the call on May 1 through midnight on May 14, 2015. To listen to the replay, dial (877) 660-6853 domestically or (201) 612-7415 for international access (conference ID # 13607063). A webcast replay also will be available.

Altra Industrial Motion Corp.
Consolidated Statements of Income Data	Quarter Ended
In Thousands of Dollars, except per share amount	March 31, 2015		March 31, 2014
	(Unaudited)		(Unaudited)

Net sales	$193,361		$210,138
Cost of sales	134,888		148,342
Gross profit	$58,473		$61,796
Gross profit as a percent of net sales	30.2%		29.4%
Selling, general & administrative expenses	36,302		38,262
Research and development expenses	4,762		3,889
Restructuring Charges	1,756		—
Income from operations	$15,653		$19,645
Income from operations as a percent of net sales	8.1%		9.3%
Interest expense, net	2,956		3,019
Other non-operating (income) expense, net	(829)		534
Income before income taxes	$13,526		$16,092
Provision for income taxes	4,136		4,729
Income tax rate	30.6%		29.4%
Net income	9,390		11,363
Net loss attributable to non-controlling interest	8		2
Net income attributable to Altra Industrial Motion Corp.	9,398		11,365

Weighted Average common shares outstanding
Basic	26,280		26,733
Diluted	26,357		27,444

Net income per share
Basic	$0.36		$0.43
Diluted	$0.36		$0.41

Reconciliation of Non-GAAP Income From Operations:

Income from operations	$15,653		$19,645

Restructuring costs	1,756		—
Amortization of inventory fair value adjustment	—		2,151
Acquisition related expenses	738		426
Non-GAAP income from operations *	$18,147		$22,222

Reconciliation of Non-GAAP Net Income:

Net income attributable to Altra Industrial Motion Corp.	9,398		11,365

Restructuring costs	1,756		—
Amortization of inventory fair value adjustment	—		2,151
Acquisition related expenses	738		426
Tax impact of above adjustments	(761)		(814)
Non-GAAP net income *	$11,131		$13,128

Non-GAAP diluted earnings per share *	$0.42	(1)	$0.48	(2)

(1) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 30.5% by the above items
(2) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 31.6% by the above items

Consolidated Balance Sheets
In Thousands of Dollars	March 31, 2015	December 31, 2014
	(unaudited)
Assets:
Current Assets
Cash and cash equivalents	$47,426	$47,503
Trade receivables, net	113,047	106,458
Inventories	127,598	132,736
Deferred income taxes	9,118	9,240
Income tax receivable	3,276	6,247
Prepaid expenses and other current assets	8,445	8,617
Total current assets	308,910	310,801
Property, plant and equipment, net	151,694	156,366
Intangible assets, net	102,579	110,730
Goodwill	97,751	102,087
Deferred income taxes	934	987
Other non-current assets, net	3,207	3,592
Total assets	$665,075	$684,563

Liabilities, non-controlling interest and stockholders' equity
Current liabilities
Accounts payable	$47,491	$44,298
Accrued payroll	18,085	23,254
Accruals and other current liabilities	30,598	33,591
Deferred income taxes	123	120
Income tax payable	3,028	3,189
Current portion of long-term debt	15,743	15,176
Total current liabilities	115,068	119,628
Long-term debt, less current portion and net of unaccreted discount	241,901	240,576
Deferred income taxes	51,916	53,226
Pension liabilities	9,306	9,993
Long-term taxes payable	636	629
Other long-term liabilities	808	869
Redeemable non-controlling interest	719	883
Total stockholders' equity	244,721	258,759
Total liabilities, redeemable non-controlling interest and stockholders' equity	$665,075	$684,563

Reconciliation to operating working capital:
Trade receivables, net	113,047	106,458
Inventories	127,598	132,736
Accounts payable	(47,491)	(44,298)
Operating working capital *	$193,154	$194,896

	Year to Date Ended
	March 31, 2015	March 31, 2014
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income	$9,390	$11,363
Adjustments to reconcile net income to net cash flows:
Depreciation	5,343	5,845
Amortization of intangible assets	2,162	2,219
Amortization of deferred financing costs	239	232
(Gain)/Loss on foreign currency, net	(67)	305
Amortization of inventory fair value adjustment	—	2,151
Accretion of debt discount, net	892	823
(Gain) / Loss on disposal of fixed assets	(26)	212
Stock based compensation	1,110	874
Changes in assets and liabilities:
Trade receivables	(10,091)	(11,957)
Inventories	991	1,439
Accounts payable and accrued liabilities	2,823	4,944
Other current assets and liabilities	(82)	829
Other operating assets and liabilities	90	(206)
Net cash flows from operating activities	12,774	19,073
Cash flows from investing activities
Purchase of property, plant and equipment	(7,731)	(5,617)
Net cash flows from investing activities	(7,731)	(5,617)
Cash flows from financing activities
Payments on Term Loan Facility	(2,359)	(6,261)
Payments on Revolving Credit Facility	—	(6,165)
Dividend payments	(3,178)	(2,696)
Proceeds from Equipment and Working Capital Notes	945	582
Payments of Equipment and Working Capital Notes	(412)	—
Borrowing under Revolving Credit Facility	5,000	—
Proceeds from Bauer Mortgage	3,647	—
Shares surrendered for tax withholdings	(128)	(132)
Payments on mortgages and other debt	(53)	(199)
Purchases of common stock under share repurchase program	(4,558)	—
Net cash flows from financing activities	(1,096)	(14,871)
Effect of exchange rate changes on cash and cash equivalents	(4,024)	(340)
Net change in cash and cash equivalents	(77)	(1,755)
Cash and cash equivalents at beginning of year	47,503	63,604
Cash and cash equivalents at end of period	$47,426	$61,849

Reconciliation to free cash flow:
Net cash flows from operating activities	12,774	19,073
Purchase of property, plant and equipment	(7,731)	(5,617)

Free cash flow *	$5,043	$13,456

Altra Industrial Motion Corp.
Selected Segment Data	Quarter Ended
In Thousands of Dollars, except per share amount	March 31, 2015	March 31, 2014
	(Unaudited)	(Unaudited)

Net Sales
Clutches & Brakes	$101,595	$113,019
Couplings	31,934	30,988
Gearing and Power Transmission Components	61,465	67,297
Eliminations	(1,633)	(1,166)
Total	$193,361	$210,138

Income from operations
Clutches & Brakes	$11,743	$12,874
Couplings	2,888	3,483
Gearing and Power Transmission Components	5,402	5,535
Restructuring	(1,756)	—
Corporate	(2,624)	(2,247)
Total	$15,653	$19,645

About Altra Industrial Motion Corp.
Altra Industrial Motion Corp., through its subsidiaries, is a leading global designer, producer and marketer of a wide range of electromechanical power transmission products. The Company brings together strong brands covering over 40 product lines with production facilities in 12 countries. Altra's leading brands include Ameridrives Couplings, Bauer Gear Motor, Bibby Turboflex, Boston Gear, Delroyd Worm Gear, Formsprag Clutch, Guardian Couplings, Huco, Industrial Clutch, Inertia Dynamics, Kilian Manufacturing, Lamiflex Couplings, Marland Clutch, Matrix, Nuttall Gear, Stieber Clutch, Svendborg Brakes, TB Wood's, Twiflex, Warner Electric, Warner Linear, and Wichita Clutch.
The Altra Industrial Motion Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4038.
* Discussion of Non-GAAP Financial Measures
As used in this release and the accompanying slides posted on the Company's website, non-GAAP diluted earnings per share, non-GAAP income from operations and non-GAAP net income are each calculated using either net income or income from operations that excludes acquisition related costs, restructuring costs, and other income or charges that management does not consider to be directly related to the Company's core operating performance. Non-GAAP diluted earnings per share is calculated by dividing non-GAAP net income by GAAP weighted average shares outstanding (diluted). Non-GAAP free cash flow is calculated by deducting purchases of property, plant and equipment from net cash flows from operating activities. Non-GAAP operating working capital is calculated by deducting accounts payable from net trade receivables plus inventories.
Altra believes that the presentation of non-GAAP net income, non-GAAP income from operations, non-GAAP diluted earnings per share, non-GAAP free cash flow and non-GAAP operating working capital provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations.

Forward-Looking Statements
All statements, other than statements of historical fact included in this release are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as "believes," "expects," "potential," "continues," "may," "should," "seeks," "predicts," "anticipates," "intends," "projects," "estimates," "plans," "could," "designed", "should be," and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon financial data, market assumptions and management's current business plans and beliefs or current estimates of future results or trends available only as of the time the statements are made, which may become out of date or incomplete. Forward-looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. These statements include, but may not be limited to, those relating to the Company's progress on corporate initiatives and strategic pricing, the Company's views and assessment of economic conditions, foreign currency trends, end market conditions and industrial demand, the Company’s progress on executing its acquisition and organic growth strategies and new product development, the Company’s progress on implementing profit improvement initiatives, the Company's progress and future plans on implementing and pursuing cost reduction activities, the impact of potential cost management and restructuring activities on earnings, the Company's unaudited 2015 financial information, and the Company's guidance for full year 2015.

In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) competitive pressures, (2) changes in economic conditions in the United States and abroad and the cyclical nature of our markets, (3) loss of distributors, (4) the ability to develop new products and respond to customer needs, (5) risks associated with international operations, including currency risks, (6) accuracy of estimated forecasts of OEM customers and the impact of the current global economic environment on our customers, (7) risks associated with a disruption to our supply chain, (8) fluctuations in the costs of raw materials used in our products, (9) product liability claims, (10) work stoppages and other labor issues, (11) changes in employment, environmental, tax and other laws and changes in the enforcement of laws, (12) loss of key management and other personnel, (13) risks associated with compliance with environmental laws, (14) the ability to successfully execute, manage and integrate key acquisitions and mergers, (15) failure to obtain or protect intellectual property rights, (16) risks associated with impairment of goodwill or intangibles assets, (17) failure of operating equipment or information technology infrastructure, (18) risks associated with our debt leverage and operating covenants under our debt instruments, (19) risks associated with restrictions contained in our Convertible Notes and Credit Facility, (20) risks associated with compliance with tax laws, (21) risks associated with the global recession and volatility and disruption in the global financial markets, (22) risks associated with implementation of our new ERP system, (23) risks associated with the Lamiflex, Svendborg and Guardian acquisitions and integration and other acquisitions, (24) risks associated with the Company's investment in a new manufacturing facility in China, (25) risks associated with certain minimum purchase agreements we have with suppliers, (26) risks associated with our exposure to variable interest rates and foreign currency exchange rates, (27) risks associated with interest rate swap contracts, (28) risks associated with the potential dilution of our common stock as a result of our convertible notes, (29) risks associated with our exposure to renewable energy markets, (30) risks related to regulations regarding conflict minerals, and (31) other risks, uncertainties and other factors described in the Company's quarterly reports on Form 10-Q and annual reports on Form 10-K and in the Company's other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Except as required by applicable law, Altra Industrial Motion Corp. does not intend to, update or alter its forward looking statements, whether as a result of new information, future events or otherwise. AIMC-E
CONTACT:

Altra Industrial Motion Corp.
Christian Storch, Chief Financial Officer
781-917-0541
Christian.storch@altramotion.com